Exhibit 10.3

MASTER

ASSET PURCHASE AGREEMENT

Almaty City	March 11, 2009

GROS Chain of Supermarkets LLP, hereinafter referred to as the “Seller”, represented by its Director O.Polukhin, acting on the basis of the Articles of Association, on the one part, and

SM Market Retail LLP, hereinafter referred to as the “Buyer”, represented by its Director Yazdigani F., on the other part,

hereinafter jointly referred to as the “Parties” and separately as said above or the “Party” have signed this Master Asset Purchase Agreement (hereinafter referred to as the Agreement) as follows:

1.           The Seller sells GROS retail chain as a going concern (hereinafter referred to as the “Assets” and the Buyer buys the said Assets subject to the terms and conditions and at price set out herein.

2.           Based on results of Due Diligence conducted as agreed by Parties:

A)           sales volume of GROS retail chain is confirmed at 200,000,000.00 (two hundred million) USD annually;

B)           accounts payable of GROS retail chain is determined:

-             to KazInvestbank JSC in amount of 800,000,000.00 (eight hundred million) KZT;

-             to Kaspi Bank JSC in amount of 735,000,000.00 (seven hundred thirty five million) KZT;

-             to suppliers in amount of 3,064,800,000.00 (three billion sixty four million eight hundred) KZT;

C)           4 facilities of the retail chain are excluded from a subject of transaction, namely real estate facilities located at:

1)	63, Sharipov Street, Almaty City;

2)	Aksai-4 microdistrict, building 70b, Almaty city;

3)	244, Furmanov Street, Almaty City;

4)	154, Makatayev Street, Almaty City.

Cost estimate of the excluded facilities makes 18,000,000.00 (eighteen million) USD.

D)           Amount of exposed accounts payable and real estate facilities set out in clause 2C which must be excluded from a tentative transaction price makes 50,000,000 (fifty million) USD.

I)           since Kazakhstan does not have an institute of evaluation of trademarks and given that the Seller waives any claims to the above-said intellectual property object, GROSTM trademark was not assessed as agreed by Parties and is handed over by the Seller to the Buyer free of charge.

3.           In order to determine a final cost of the Assets the parties have determined cost of all available assets of the company, including equipment, stock reserve, financial investments, intangible assets, including goodwill. Moreover, assessment of efficiency of performance of the retail chain (as a company) with existing clientele, its past, current and future income, development prospects and competitive environment in this market were also taken into consideration. Along with this, based on global experience evaluation of a fair market value of retail chains rests on a principle of the following calculation: cost of chain= sales turnover confirmed by a priority opinion of a third party for 11 months.

4.           Bearing in mind objective indicators of performance of the retail chain and its ability to earn profit during a specific period, final cost of the transaction adjusted for an amount set out in clause 2D as of the assessment date makes 100,000,000.00 (one hundred million) USD as agreed by Parties.

5.           Discharge of obligations to pay for cost of the Assets:

5.1           The Buyer must pay 4,900,709,337.00 (four billion nine hundred million seven hundred nine thousand three hundred thirty seven) KZT which is equivalent to 40,000,000.00 (forty million) USD on or before December 30, 2009.

5.2           ELDORADO INVEST COMPANY has paid 60,000,000.00 (sixty million) USD for the Buyer on a date of signing this Agreement.

6.           Mutual settlements between the Buyer and ELDORADO INVEST COMPANY shall be effected subject to a separate agreement.

8.           Right to use GROSTM trademark is transferred from an affiliate of the Seller, namely self-employed entrepreneur Mikhailichenko O.O., to an affiliate of the Buyer, namely Intertrans-2008 LLP, as agreed by Parties.

9.           On December 26, 2008 the Seller carried out physical transfer of the following assets to the Buyer with all requisite legal and financial documents:

-             40 (forty) facilities of GROS retail chain (with premises lease agreements for at least 5 years) of total area 67,072 sq m, namely the following:

#	Shop	City	Address	Total area, m2	Selling space, m2
1.	Gros N 1 (Sharipov)	Almaty	63, Adi Sharpov	894	678
2.	Gros N 2 (Promenade)	Almaty	44a, Abay/ Baitursynov	1,506	1,100
3.	Gros N 3 (Aksai)	Almaty	Aksai-3 microdistrict	390	309
4.	Gros N 4 (Merey)	Almaty	Raiymbek/Suyunbai	3,776	2,100
5.	Gros N 5 (Pravda)	Almaty	11 microdistrict, bldg 26, Altynsarin	679	380
6.	Gros N 6 (RITZ)	Almaty	Al-Farabi/Dostyk (Samal 3, 1)	1,180	1,000
7.	Gros N 7 (Central)	Almaty	154, Makatayev	4,041	381
8.	Gros N 8 (Taraz)	Taraz	32, Pushkin	1,610	1,100
9.	Gros N 10 (Dostyk)	Almaty	2, Dostyk	2,516	1,535
10.	Gros N 11 (Furmanov)	Almaty	244, Furmanov	689	321
11.	Gros N 12 (Kostanai)	Kostanai	41, Povstancheskaya	1,360	1,100
12.	Gros N 13 (Shymkent)	Shymkent	Kunayev Boulevard	1,473	1,100
13.	Gros N 14 (Koktem)	Almaty	170, Valikhanov	1,480	1,100
14.	Gros N 16 (Pavlodar)	Pavlodar	155, Kutuzov	1,520	1,100
15.	Gros N 17 (Nur)	Almaty	Aksai-4, bldg 32a	3,152	1,700
16.	Gros N 18 (Astana)	Astana	32a, Kabanbai Batyr	1,467	1,200
17.	Gros N 19 (Voyentorg)	Almaty	141, Abai	1,050	900
18.	Gros N 20 (Ardager)	Almaty	Koktem-1, bldg 20	1,900	1,300
19.	Gros N 23 (Karaganda)	Karaganda	Stepnoi-1, bldg 5a	2,378	1,865
20.	Gros N 24 (Shymkent-2)	Shymkent	19, Temirlanovskoye, highway, Al Farabi trade house	1,176	1,000
21.	Gros N 25 (Astana-2)	Astana	6/2, Kabanbay Batyr	1,630	1,200
22.	Gros N 26 (Astana-3)	Astana	Almaty District, Street N 1, bldg 33	1,916	1,700
23.	Gros N 27 (Kokchetav)	Kokshetau	Auyelbekov	1,560	995
24.	Gros N 28 (Tigrohaud)	Almaty	Microdistrict-4, bldg 10a	1,010	800
25.	Gros N 29 (Orbita)	Almaty	56, Mustafin	3,600	2,100
26.	Gros N 31(Zhezkazgan)	Zhezkazgan	18, Seifullin Boulevard	987	880
27.	Gros N 32 (Satpayev)	Satpayev	122, Satpayev	950	900
28.	Gros N 37(Pavlodar-2)	Pavlodar	41, Kutuzov	1,569	1,152
29.	Gros N 38 (Aktobe)	Aktobe	99, Abylkair Khan	1,445	960
30.	Gros N 39 (Karaganda-2)	Karaganda	31, Internationalist Warriors	2,043	1,523
31.	Gros N 40 (Temirtau)	Temirtau	22a, Metallurgs	1,540	1,120
32.	Gros N 41 (Taldy-Korgan)	Taldy-Korgan	52, Abai	1,444	1,039
33.	Gros N 42 (Taraz 2)	Taraz	45, Kirov	2,161	1,703
34.	Gros N 43 (Aktobe 2)	Aktobe	14, Sankybai Batyr	2,835	2,385
35.	Gros N 44 (Ekibastuz)	Ekibastuz	52, Levin	1,632	1,222
36.	Gros N 45 (Shymkent-3)	Shymkent	Dulati (Ryskulov)	1,876	1,186
37.	Gros N 46 (Kostanai-2)	Kostanai	Gogol	1,177	690
38.	Gros N 47 (Kazakhfilm)	Almaty	Kazakhfilm microdistrict, bldg 17	1,220	630
39.	Gros N 48 (Sary-Arka)	Almaty	Microdistrict 4, bldg 27a	1,200	570
40.	Gros N 50 (Mamyr)	Almaty	Mamyr-4, bldg 197a	1,040	800
Total:				67,072	44,824

-            shop and production equipment (including bakeries) in all 40 facilities as is;

-            all licenses and permits necessary to carry out trading activities.

10.           Each Party guarantees the following to another Party:

-             it has all authorities and rights to enter into this Agreement;

-             this Agreement was or will be properly authorized, signed by and delivered to it and is (or will be after it is signed) legal, valid and binding obligations of such party;

-            signing of this Agreement and observance of its terms and conditions will not entail violation by either Party of its constituent documents or any provisions of any agreement or document a party to which it is or by which it is bound or provisions of any law, legislative act, rule, regulation, court decision, order or decree applied to it.

11.           This Agreement, its terms and conditions, actions and discussions between the Parties related to performance of this Agreement and any information related to the Party which it discloses to another Party shall be deemed strictly confidential and will not be disclosed to any other party.

12.           This Agreement is regulated and interpreted subject to the laws of the Republic of Kazakhstan.

13.           All disputes arising out of or in connection with this Agreement shall be settled amicably through talks or failing such settlement they shall be settled in courts of the Republic of Kazakhstan subject to the procedural legislation.

14.           This Agreement cannot be assigned in full or in part failing a prior written consent of other Parties which can be refused due to any reason or with no reason, however provided that either Party can assign this Agreement to any of its affiliates as agreed with other Parties.

15.           This Agreement is signed in three counterparts.

16.           Signatures of the Parties:

Seller: GROS Chain of Supermarkets LLP	Buyer: SM Market Retail LLP
1, Amangeldy Str., Almaty City IIC 000084155, Kaspi Bank JSC, MFO 190501722 TRN 600700559256 Director /signed/ O.Polukhin ROUND SEAL GROS Chain of Supermarkets
38, Dostyk Ave., Medeu District, Almaty City 050010
settlement account 121467189,
Almaty Branch of Kazkommertsbank JSC,
 MFO 190501724, code 724
TRN 600900584869

Director
/signed/ F.Yazdigani
ROUND SEAL
SM Market Retail